Exhibit 5.1

Myra P. Mahoney

Attorney at Law

3101 N. Federal Highway, Suite 401

Fort Lauderdale l FL 33306

T: 954-563-1050 l F: 954-563-1095

mmahoney@mymalaw.com

July 8, 2009

Dynamic Response Group, Inc.

4770 Biscayne Boulevard

Suite 780

Miami, FL 33179

Re:	Form S-8 Registration Statement
2009 Dynamic Response Equity Compensation Plan

Dear Board of Directors:

I have acted as counsel to Dynamic Response Group, Inc., a Florida corporation (the “Company”) in the preparation and filing of a registration statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) relating to the registration by the Company of 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), issuable pursuant to the 2009 Dynamic Response Equity Compensation Plan (the “Plan”).

In connection with the preparation of the Registration Statement, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof; (ii) the Plan; (iii) the Articles of Incorporation of the Company, as amended; (iv) the Bylaws of the Company, as amended; (v) certain resolutions of the Board of Directors of the Company; (vi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others as I have deemed relevant; and (vii) such other documents, instruments, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company.

July 8, 2009

I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Plan or the Shares. Further, I am admitted to the bar in the State of Florida and do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Florida, and do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) certificates representing the Shares that have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

MYRA P. MAHONEY, P.A.

/s/ Myra P. Mahoney

Pursuant to Internal Revenue Service guidance, be advised that any federal tax advice contained in this written or electronic communication, including any attachments or enclosures, is not intended or written to be used and it cannot be used by any person or entity for the purpose of (i) avoiding any tax penalties that may be imposed by the Internal Revenue Service or any other U.S. Federal taxing authority or agency or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.